SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ] Confidential, for use of the
                                        Commission only (per Rule 14a-6(e)(2))

[x ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             NBG RADIO NETWORK, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid: $______________

         (2) Form, Schedule or Registration Statement No.: _________________

         (3) Filing Party: _________________

         (4) Date Filed: __________________

                             NBG RADIO NETWORK, INC.
                         520 SW Sixth Avenue, Suite 750
                               Portland, OR 97204

          -----------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on July 27, 2001

          -----------------------------------------------------------



To the Stockholders of NBG Radio Network, Inc.:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of NBG Radio Network, Inc. (the "Company"), which will be held at 10:00 a.m. (local time) on July 27, 2001 at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068, to consider and act upon the following matters:

          1. The election of a Board of Directors consisting of four (4) persons to hold office for a one-year term and until their successors are duly elected and qualified.

          2. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on June 13, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Date:  June 27, 2001                        By Order of the Board of Directors,

                                            J.J. Brumfield, Secretary

                  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON OR IF YOU REVOKE THE PROXY.

                             NBG RADIO NETWORK, INC.
                         520 SW Sixth Avenue, Suite 750
                               Portland, OR 97204


          -----------------------------------------------------------

                                 PROXY STATEMENT


          -----------------------------------------------------------

         These proxy materials are being furnished to holders of common stock, $.001 par value ("Common Stock"), of NBG Radio Network, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at 10:00 a.m. (local time) on July 27, 2001 at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A form of proxy (the "Proxy") for the Annual Meeting, on which you may indicate your votes as to the proposal described in this Proxy Statement, is enclosed.

         This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy and the 1999 Annual Report to Stockholders, including financial statements, are expected to be mailed commencing on or about June 27, 2001 to stockholders of record on June 13, 2001.

         All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and that have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN.

         June 13, 2001 (the "Record Date") has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, there were 14,195,651 shares of Common Stock outstanding held by 952 holders of record. Each share of Common Stock is entitled to one vote with respect to each matter set forth in the Notice of Meeting.

         Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting. For Proposal 1, a plurality of the votes cast at the Annual Meeting is required to elect directors and withholding authority to vote for a director will be treated as a vote cast against the nominee and a broker non-vote will have no effect.

         A stockholder may revoke the Proxy at any time before it is exercised by filing a notice of revocation with the Secretary of the Company at its principal executive offices, by filing a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote the shares in person.

         A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, 520 SW Sixth Avenue, Suite 750, Portland, Oregon 97204, during ordinary business hours for ten days prior to the Annual Meeting. Such list will also be available during the Annual Meeting.

                                VOTING SECURITIES

         The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of June 13, 2001 as to
(i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, (ii) each Director and each named executive officer and (iii) all Directors and officers as a group. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

------------------------------------------------------------------------------------------
  (1)                       (2)                             (3)                (4)
Title of         Name and Address of Beneficial    Amount and Nature of  Percent of Class
Class                      Owner                   Beneficial Ownership
-------- ---------------------------------------- --------------------- ------------------
 Common               John A. Holmes III               1,458,564 (1)             9.5%
  Stock             3728 SW Hillside Drive
                      Portland, OR 97221

 Common                 Peter Jacobsen                   187,000 (2)             1.3%
  Stock            8700 SW Nimbus Avenue #B
                     Beaverton, OR 97008

 Common                  Dick Versace                    192,000 (3)             1.4%
  Stock                733 East Maywood
                       Peoria, IL 61603

 Common                Ernie Capobianco                   30,000 (4)             0.2%
  Stock           2121 San Jacinto, Suite 3200
                       Dallas, TX 75201

 Common              Christopher J. Miller                414,000 (5)            2.9%
  Stock            11888 SW Breyman Avenue
                      Portland, OR 97219

 Common                David J. Thibeau                   368,100 (6)            2.6%
  Stock                 132 Del Prado
                     Lake Oswego, OR 97035

 Common                 J.J. Brumfield                    851,223 (7)            5.8%
  Stock              5383 Southwood Drive
                     Lake Oswego, OR 97035

 Common                 Dean R. Gavoni                    706,412 (8)            4.8%
  Stock                  1240 SE 56th
                       Portland, OR 97215

  Directors and Executive Officers as a                 4,653,180 (9)           24.7%
  group (11 persons)

(1) Represents 248,732 common shares, 1,177,000 options without performance or vesting restrictions, and 32,832 warrants.
(2) Represents 87,000 common shares and 100,000 options without performance or vesting restrictions.
(3) Represents 152,000 common shares and 40,000 options without performance or vesting restrictions.
(4)  Represents 30,000 common shares.

(5) Represents 175,000 common shares owned directly and 43,000 common shares held in trust for the benefit of his children and 196,000 options without performance or vesting restrictions.
(6) Represents 192,100 common shares and 176,000 options without performance or vesting restrictions.
(7) Represents 258,664 common shares, 570,000 options without performance or vesting restrictions, and 22,559 warrants.
(8) Represents 164,873 common shares, 460,000 options without performance or vesting restrictions, and 81,539 warrants.
(9) Represents 1,451,260 common shares owned directly, 43,000 common shares owned indirectly, 2,954,000 options without performance or vesting restrictions, and 204,920 warrants.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)


         The four nominees for election as Directors of the Company at the Annual Meeting are currently serving as Directors of the Company. If elected, a Director of the Company will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his death, resignation or removal. It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the nominees named below, unless the Proxy contains contrary instructions.

         Management has no reason to believe that the nominees will not be candidates or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of the remainder of those named, and for such substitute person as shall be designated by the Directors.

         The following table sets forth information concerning nominees for Director of the Company.

Directors
---------

Name                       Position                                     Age

John A. Holmes III         President, Chief Executive Officer, and
                           Chairman of the Board                        30
Peter Jacobsen             Director                                     47
Dick Versace               Director                                     46
Ernie Capobianco           Director                                     45

      All of the Directors, except Mr. Capobianco were elected as directors on May 16, 2000. Mr. Capobianco was appointed as a director on April 10, 2001.

      John A. Holmes III, age 30, has been President, CEO, and Chairman of the Board since January 30, 1998. Prior to that, Mr. Holmes served as the General Manager of the Company since its inception in March of 1996. Before joining the Company, Mr. Holmes worked in radio syndication with IMS from August 1993 until May 1996. Previously, he worked for KMOV-CBS TV as a sports producer from January 1991 through May 1993. From June of 1990 until December of 1990 Mr. Holmes worked for Radio Personalities, Inc. where he was Executive

Producer for the following short form radio programs - "Offsides with Dan Dierdorf" and "Talkin' Roundball with Dick Vitale."

      Peter Jacobsen, age 47, has been a director with the Company since January 30, 1998. He is currently the host of one of the Company's short form features, "Teein' It Up with Peter Jacobsen." Mr. Jacobsen, a member of the PGA Tour, has multiple PGA Tour wins and has participated on two Ryder Cup teams. He has also been an on course commentator for ABC and ESPN.

      Dick Versace, age 46, has been a director with the Company since 1997. Mr. Versace has coached basketball at all levels, high school, college, and the NBA. Currently Mr. Versace is the President and Director of Basketball Operations for the NBA's Vancouver Grizzlies. Prior to that he coached in the NBA with the Milwaukee Bucks. Prior to taking the position with the Bucks, Mr. Versace was a television studio host and color analyst for TNT on the Turner Broadcasting Network.

         Ernie Capobianco, age 45, has been a director of the Company since April 10, 2001. Mr. Capobianco is currently the CFO of Square One advertising agency in Dallas Texas. He has been a partner in the firm and held the position of CFO since 1997. Prior to that Mr. Capobianco has been the CFO for many national advertising agencies including Valentine Radford and Chiatt Day. Prior to that, Mr. Capobianco was the owner of Capobianco Associates consulting Company where he also invented and introduced the best selling board game Malarky.

DIRECTOR MEETINGS AND COMMITTEES

         The Board of Directors held 4 meetings during Fiscal 2000 and conducted other business by unanimous written consent. Each Director attended at least 75% of the Board meetings. The Company does not have standing audit, nominating or compensation committees of the Board of the Directors, or committees performing similar functions.

DIRECTOR COMPENSATION

         Directors of the Company are not currently compensated for their services other than as provided in the 1998 Stock Incentive Plan described below. However, Directors are reimbursed for all reasonable expenses incurred on behalf of the Company.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                  ALL OF THE NOMINEES LISTED IN THIS PROPOSAL.

                               EXECUTIVE OFFICERS

      The names and business backgrounds of Executive Officers of the Company who are not Directors of the Company are:

Name                       Position                                                     Age
----                       --------                                                     ---
John J. Brumfield          Vice President, Chief Financial Officer and Secretary        33
Oliver J. Holmes           Vice President of Operations                                 28
Dean R. Gavoni             Executive Vice President of Sales                            30
John Pepe                  Vice President of Programming                                33
George Campbell            President, NBG Solutions                                     37
Christopher J. Miller      Chief Operating Officer, NBG Solutions                       42
David J. Thibeau           Chief Technology Officer, NBG Solutions                      41

      John J. Brumfield, age 33, has been CFO since January 30, 1998. From December 1996 to January 1998 he was the Controller for the Company. From February 1996 to September 1996 he was a staff accountant for ITEX Corporation. From September of 1994 until February 1996 Mr. Brumfield was a professional golfer. Prior to that, he worked for the public accounting firm of Bogumil, Holzgang & Associates as a staff accountant from July 1991 to September 1994.

      Oliver J. Holmes, age 28, has been Vice President of Affiliate Relations for the Company since January 30, 1998. Mr. Holmes has been manager of the Affiliate Relations department since July 1996. Prior to working for the Company, Mr. Holmes managed Underwater Safari's dive shop in the Virgin Islands. Prior to that, he worked in affiliate relations for Radio Personalities, Inc., an independent radio syndicator.

      Dean R. Gavoni, age 30, has been Vice President of Sales for the Company since January 30, 1998. Mr. Gavoni has been the national sales manager since July 1996. Prior to working for the Company, Mr. Gavoni worked in radio syndication with IMS. Before that, he worked in marketing and sales for Anheuser-Busch and on many political campaigns in the state of Illinois.

      John Pepe, age 33, has been the Vice President of Programming for the Company since October 2000. Prior to that, he was the Director of Affiliate Relations for Premiere Radio Networks nationally syndicated Top 40 programs for Hollywood Hamilton and Casey Kasem. Prior to that Mr. Pepe worked for Edel America Records as National Director for Radio Promotions.

      George Campbell, age 37, has been the President of NBG Solutions, Inc. since April 2000. In April 1999, Mr. Campbell joined the Company as Director of New Media involved in all sales and marketing efforts for the Company's subsidiaries and e-commerce. Prior to that Mr. Campbell was a sales trainer for Ethicon, Inc., a Johnson & Johnson Company.

      Christopher J. Miller, age 42, has been COO of NBG Solutions since January 25, 1999. Prior to joining the Company, Mr. Miller worked for US Bank in Portland, Oregon as Vice President and manager of its West Region Client Services Group and Institutional Financial Services. While at US Bank, Mr. Miller also worked as Senior Project Manager of Institutional

Financial Services and the Project Manager and Consultant for US Bank Trust Division. Prior to working for US Bank, Mr. Miller worked for Bank of America as Vice President and Regional Manager of Global Securities Services. While at Bank of America, Mr. Miller also worked as Vice President and Manager of Southern California Institutional Client Administration and Global Securities Services.

      David J. Thibeau, age 41, has been Chief Technology Officer of NBG Solutions since January 1999. From 1981 to 1997, Mr. Thibeau worked for Sunmark Data, Inc., a Forms Distributor located in Portland, Oregon. Mr. Thibeau was primarily engaged in sales and marketing management until September 1997. In September 1997 he left Sunmark to work for Mtek Technical Services, Inc., a systems integration firm located in Lake Oswego, Oregon that installed and integrated kiosks, inventory control systems and automated labeling systems. MTek Technical Services, Inc. was acquired by the Company's subsidiary, NBG Solutions, in January 1999.

FAMILY RELATIONSHIPS

      John A. Holmes III, President and CEO is the older brother of the Vice President of Affiliate Relations, Oliver J. Holmes.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all cash compensation, including bonuses and deferred compensation, paid for the years ended November 30, 2000, 1999 and 1998 by the Company to its President and Chief Executive Officer and all other executive officers with an annual salary and bonus in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------------
                                    Annual Compensation                      Long-Term Compensation
                           --------------------------------------- -------------------------------------------
                                                                              Awards              Payouts
                                                                   ------------------------------ ------------
    Name and                                                       Restricted      Securities
    Principal                                      Other Annual       Stock        Underlying        LTIP         All Other
    Position        Year     Salary      Bonus     Compensation     Award(s)      Options/SARs      Payouts      Compensation
                              ($)         ($)           ($)            (f)            (#)             ($)            ($)
       (a)          (b)       (c)         (d)           (e)                           (g)             (h)            (i)
------------------ ------- ----------- ---------- ---------------- ------------ ----------------- ------------ -----------------
John A.             2000     $256,628    $-0-          $-0-           $-0-            -0-            $-0-            $-0-
Holmes III,ent      1999      113,306    $-0-          $-0-           $-0-          270,000          $-0-            $-0-
President and       1998       53,840    $-0-          $-0-           $-0-          480,000          $-0-            $-0-
CEO
------------------ ------- ----------- ---------- ---------------- ------------ ----------------- ------------ -----------------
Dean R.             2000     $233,299    $-0-          $-0-           $-0-            -0-            $-0-            $-0-
Gavoni,             1999      107,795    $-0-          $-0-           $-0-           60,000          $-0-            $-0-
Executive VP        1998       63,201    $-0-          $-0-           $-0-          180,000          $-0-            $-0-
------------------ ------- ----------- ---------- ---------------- ------------ ----------------- ------------ -----------------
Christopher J.      2000      $70,000    $-0-          $-0-           $-0-            -0-            $-0-            $-0-
Miller, CEO -       1999      100,000    $-0-          $-0-           $-0-          195,000          $-0-            $-0-
NBG                  *
Solutions
------------------ ------- ----------- ---------- ---------------- ------------ ----------------- ------------ -----------------
David J.            2000      $96,250    $-0-          $-0-           $-0-          175,000          $-0-            $-0-
Thibeau,            1999      100,000    $-0-
CTO - NBG            *
Solutions
------------------ ------- ----------- ---------- ---------------- ------------ ----------------- ------------ -----------------

* Was not employed by the Company prior to 1999.

         No options were granted in Fiscal Year 2000.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

----------------------------------------------------------------------------------------------------------------------
                                                                                   Number Of
                                                                                  Unexercised           Value Of
                                                                                  Securities          Unexercised
                                                                                  Underlying          In-The-Money
                                                                                Options/SARs At      Option/SARs At
                                      Shares Acquired                             FY-End (#)           FY-End ($)
                                        On Exercise        Value Realized        Exercisable/         Exercisable/
               Name                         (#)                  ($)             Unexercisable       Unexercisable
                (a)                         (b)                  (c)                  (d)                 (e)
------------------------------------ ------------------- -------------------- -------------------- -------------------
John A. Holmes III, President               -0-                 $-0-                750,000/0        $557,484/$-0-
and CEO
------------------------------------ ------------------- -------------------- -------------------- -------------------
Dean R. Gavoni, Executive Vice              -0-                 $-0-                240,000/0        $216,894/$-0-
President
------------------------------------ ------------------- -------------------- -------------------- -------------------
Christopher J. Miller, CEO -                -0-                 $-0-                195,000/0            $-0-/$-0-
NBG Solutions
------------------------------------ ------------------- -------------------- -------------------- -------------------
David J. Thibeau, CTO - NBG                 -0-                 $-0-                175,000/0            $-0-/$-0-
Solutions
------------------------------------ ------------------- -------------------- -------------------- -------------------

Employment Agreements
---------------------

         JOHN A. HOLMES III

         Effective November 1, 1998, the Company entered into a five year employment agreement with John A Holmes III, President and CEO. The employment agreement provides for a base salary of $122,000 per annum, which will be increased annually at the rate of the Consumer Price Index (CPI) plus 15%. In addition, the employment agreement provides that Mr. Holmes will be paid a minimum of 10% more than the next highest paid employee of the Company and its subsidiaries. Mr. Holmes current cash compensation level is $147,500 per year (his actual year 2000 compensation was higher because of the provision in his employment agreement that he will be paid a minimum of 10% more than the next highest paid employee). Mr. Holmes has the right to terminate the agreement upon three months' prior written notice. The Company, at its discretion, has the right to terminate the employment agreement at any time without reason upon three months' prior written notice or payment in lieu of notice equaling three months' compensation. The Company may also terminate Mr. Holmes for cause without prior written notice. The employment agreement also provides that in the event Mr. Holmes is terminated or resigns following a "change in control" (as defined in the employment agreement) of the Company, the Company will pay to Mr. Holmes an amount equal to three times his base salary at the time of his termination or resignation.

         DEAN R. GAVONI

         Effective November 1, 2000, the Company entered into a one-year employment agreement with Dean R. Gavoni, Executive Vice President. The employment agreement provides for a base salary of $100,000 per annum, which will be increased annually at the rate of the Consumer Price Index (CPI). In addition, the Company has the option of raising his annual salary by up to 10% of his base salary prior to any CPI adjustment. The agreement also provides for commissions based on net advertising sales, which contributed to his actual year 2000 compensation of $233,299. The Company has the right to terminate the agreement for any reason, or without reason, upon three months' prior written notice or payment in lieu of notice equaling three months compensation. The Company may also terminate Mr. Gavoni for cause without prior written notice. Mr. Gavoni has the right to terminate the agreement at any time, for any reason, by providing three months' prior written notice. The agreement also provides that in the event Mr. Gavoni is terminated following a "change in control" (as defined in the employment agreement) of the Company, the Company will pay to Mr. Gavoni an amount equal to his annual compensation package.

         CHRISTOPHER J. MILLER

         Effective January 25, 1999, the Company entered into an employment agreement with Christopher J. Miller, CEO of NBG Solutions. The agreement terminates on November 30, 2002. The agreement provides for a base salary of $120,000 per annum and eligibility to participate in the NBG Solutions Non-Qualified Profit Sharing Plan. In accordance with the agreement, Mr. Miller was granted non-qualified stock options to purchase 175,000 shares of the Company's Common Stock for $3.10 per share, exercisable no later than November 30, 2002, in accordance with the Company's 1998 Stock Incentive Plan. The Company may terminate Mr.

Miller for cause upon thirty days' prior written notice. Under the agreement, Mr. Miller is subject to a worldwide covenant not to compete for a period of three years after the termination date.

         DAVID J. THIBEAU

         Effective January 25, 1999 the Company entered into an employment agreement with David J. Thibeau, Chief Technology Officer of NBG Solutions. The agreement provides for a base salary of $120,000 per annum and eligibility to participate in the NBG Solutions Non-Qualified Profit Sharing Plan. In accordance with the agreement, Mr. Thibeau was granted non-qualified stock options to purchase 175,000 shares of the Company's Common Stock for $3.10 per share, exercisable no later than November 30, 2002, in accordance with the Company's 1998 Stock Incentive Plan. The Company may terminate Mr. Thibeau for cause upon thirty days' prior written notice. Under the agreement, Mr. Thibeau is subject to a worldwide covenant not to compete for a period of three years after the termination date.

1998 Stock Incentive Plan
-------------------------

         The Company has established the NBG Radio Network, Inc. 1998 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary. The Plan has not been submitted to a vote of the stockholders of the Company.

         The Plan provides for the grant of options to qualified directors, employees (including officers), independent contractors and consultants of the Company to purchase an aggregate of 3,500,000 shares of Common Stock. The Plan is currently administered by the Board of Directors, which determines, among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price.

         The Plan allows the Company to grant the following types of awards: (i) Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("ISO's"); (ii) options other than ISOs ("Non-Statutory Stock Options"); (iii) stock bonuses; (iv) stock appreciation rights ("SAR's") in tandem with ISO's or Non-Statutory Stock Options; (vi) cash bonus rights;
(vii) performance units; and (viii) foreign qualified awards. at any time within 10 years from the date the Plan was adopted.

         The exercise price of ISO's and SAR's granted in tandem with ISO's, if any, will be the fair market value of the shares of Common Stock, determined as specified in the Plan, covered by such option on the date such option is granted. If at the time an ISO is granted the optionee holds more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of such options will be one hundred ten percent (110%) of the fair market value of the shares of Common Stock covered by such option on the date such option is granted. The exercise price of Non-Statutory Stock Options and SAR's granted in tandem with Non-Statutory Stock Options will be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

         Each ISO and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms will be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except (i) to an optionee's family member by gift or domestic relations order; or (ii) by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

         Non-Statutory Stock Options will have a term fixed by the Board of Directors. ISOs will have a term of no more than ten years, except that ISOs granted to an optionee owning more than 10% of the outstanding Common Stock will have a term of no more than five years and must be granted to and exercised by employees of the Company (including officers).

         The Company did not grant any Non-Statutory Options to directors under the Plan in 2000. In September 1999, the Company granted Non-Statutory Options under the Plan to the following directors in the following amounts:

         Peter Jacobsen                     20,000
         Dick Versace                       20,000
         Steve R. Seares                    20,000

         The exercise price for the options is $2.00 per share and the options will expire in September 2002, if not exercised earlier. All stock options became exercisable upon the date of grant.

         In April 2001, the Company granted Non-Statutory Options under the Plan to the following directors in the following amounts:

         Peter Jacobsen                     20,000
         Dick Versace                       20,000

         The exercise price for the options is $1.75 per share and the options will expire on March 10, 2006, if not exercised earlier. The grant date for the options is May 1, 2001 and the options will vest and become exercisable on June 2, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 25, 1999, the Company completed its acquisition of MTek Technical Services, Inc., a kiosk integration company providing customized technical solutions, bar coding, and distribution channels. In the acquisition, the Company acquired assets and assumed certain liabilities of MTek Technical Services, Inc. for the purchase price of $1,367,000. The purchase price consisted of $100,000 in cash and 350,000 shares (175,000 shares of Common Stock to each of Messrs. Miller and Thibeau). As a result of the acquisition, Mr. Miller became the Chief Executive Officer of NBG Solutions, Inc., a subsidiary of the Company, under an Employment Agreement, was appointed to the Board of Directors of the Company, and was granted options to purchase 175,000 shares of Common Stock at $3.10 per share. In addition, Mr. Thibeau became Vice President/Chief Technology Officer of NBG Solutions, Inc. and was granted options to purchase 175,000 shares of Common Stock at $3.10 per share.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Proxies will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, and the Proxies have discretionary authority to vote on such matters, the Proxies will vote or refrain from voting on such matters according to their best judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's executive officers, Directors and persons who own more than ten percent of the Company's Common Stock, are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on written representations made to the Company and the Company's review of Forms 3, 4, and 5 furnished to the Company pursuant to Section 16 of the Securities Exchange Act, the Company believes all required Forms 3, 4 and 5 were filed on time.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for inclusion in the 2001 proxy materials and consideration at the next Annual Meeting of Stockholders must comply with Securities and Exchange Commission Rule 14a-8 and must be received at the Company's principal executive office no later than February 27, 2002 (assuming proxy statements for the next Annual Meeting of Stockholder are mailed around June 27, 2002). If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's Amended and Restated Bylaws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of Proxies for such meeting is made.

         The proxies appointed by the Company will have discretionary authority to vote on any proposal which in presented at the next Annual Meeting of Stockholders and not contained in the Company's proxy materials unless the Company receives notice of such proposal at its principal office no later than May 13, 2002.

                                   ACCOUNTANTS

         During the fiscal year 2000, Moss Adams LLP served as independent accountants to the Company and has been selected for the current year. It is expected that representatives of Moss Adams LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they desire to do so.

                                   AUDIT FEES

         Fees for the fiscal year 2000 audit and the review of Forms 10-QSB for that fiscal year were $43,363, of which an aggregate amount of $1,663 was billed through November 30, 2000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Moss Adams LLP did not render any services related to financial information systems design and implementation for the fiscal year ended November 30, 2000.

                                 ALL OTHER FEES

         Aggregate fees billed for all other services rendered by Moss Adams LLP for the fiscal year ended November 30, 2000 were $14,050. The Board of Directors has considered whether the provision of the other services is compatible with maintaining the principal accountant's independence.


                              AVAILABLE INFORMATION

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED NOVEMBER 30, 2000 AND EACH FOLLOWING QUARTERLY REPORT, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, CAN BE OBTAINED WITHOUT CHARGE BY STOCKHOLDERS (INCLUDING BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK), AND EXHIBITS MAY BE OBTAINED AT A REASONABLE CHARGE, UPON WRITTEN OR ORAL REQUEST TO THE COMPANY'S SECRETARY, AT 520 SW 6TH AVENUE, SUITE 750, PORTLAND, OREGON 97204, (503) 802-4625. THE COMPANY'S EDGAR FILINGS, INCLUDING EXHIBITS, CAN BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE: WWW.SEC.GOV.

                                            BY ORDER OF THE BOARD OF DIRECTORS


Portland, Oregon                            J.J. Brumfield
June 27, 2001                               Secretary

                             NBG RADIO NETWORK, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 27, 2001

         The undersigned, a holder of Common Stock of NBG Radio Network, Inc., a Nevada corporation (the "Company"), appoints JOHN A. HOLMES III and J.J. BRUMFIELD, and each of them, the proxies of the undersigned, each with full power to appoint his substitute, and authorizes each to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on June 13, 2001, at the Annual Meeting of Stockholders of the Company to be held at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068 at 10:00 a.m. (Local Time), on July 27, 2001 and any adjournment(s) thereof, as follows:

Please mark your vote as indicated in the example    [X]

Proposal 1: Election of directors, as provided in the company's proxy statement:

       FOR all nominees listed             WITHHOLD AUTHORITY to
               below.   [_]                vote for all nominees below.   [_]


               John A. Holmes III          Peter Jacobsen
               Dick Versace                Ernie Capobianco

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)

      ----------------------- ---------------------- ----------------------

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ABOVE AND AS SUCH PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL SET FORTH ABOVE.


                                       DATE: __________________________, 2001

                                       --------------------------------------
                                       --------------------------------------
                                       --------------------------------------
                                                    (Signature or Signatures)

Please sign EXACTLY as your name appears on the Stock Certificate. When signing as a fiduciary or representative, give full title. For joint accounts, please furnish all signatures.



             PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.